UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 27, 2015

Heritage Oaks Bancorp
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-25020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

1222 Vine Street, Paso Robles CA	93446
(Address of Principal Executive Offices)	(Zip Code)

(805) 369-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 - Submission of Matters to a Vote of Security Holders

On May 27, 2015, the Company held its annual meeting of shareholders.  Of the 33,950,518 shares of common stock outstanding as of March 31, 2015 which was the record date for the meeting, 30,886,333 shares or 90.97% were present at the meeting in person or by proxy.  The following matters were considered and voted upon, with all nominated directors being elected and all other proposals being approved.

1.	Election of Directors.

Director	Shares For	Shares Withheld	Broker Non-Votes
Michael J. Behrman	28,121,602	708,013	2,056,718
Donald Campbell	27,891,998	937,617	2,056,718
Mark C. Fugate	28,317,061	512,554	2,056,718
Howard N. Gould	28,305,963	523,652	2,056,718
Dee Lacey	28,120,281	709,334	2,056,718
Simone F. Lagomarsino	28,698,896	130,719	2,056,718
James L. Lynch	28,309,441	520,174	2,056,718
Michael J. Morris	28,088,754	740,861	2,056,718
Daniel J. O'Hare	28,263,280	566,335	2,056,718
Michael E. Pfau	28,282,541	547,074	2,056,718
Alexander F. Simas	28,281,966	547,649	2,056,718
Stephen P. Yost	28,314,951	514,664	2,056,718

2.	A vote to approve the Company’s 2015 Equity Incentive Plan.

Shares For	Against	Abstain	Broker Non-Votes
27,586,720	1,193,360	49,535	2,056,718

3.	An advisory vote to approve the Company’s Executive Compensation.

Shares For	Against	Abstain	Broker Non-Votes
27,864,354	790,172	175,089	2,056,718

4.	Ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2015.

Shares For	Against	Abstain	Broker Non-Votes
30,858,618	18,023	9,692	--

Date: June 2, 2015

Heritage Oaks Bancorp

By:	/s/Lonny D. Robinson
Lonny D. Robinson
Executive Vice President, Chief Financial Officer